                                                                   EXHIBIT 10.29

                                SECOND AMENDMENT
                                ----------------

     SECOND AMENDMENT (this "Amendment"), dated as of August 3, 1999, among THERMA-WAVE, INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks") and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of May 16, 1997 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

     WHEREAS, the Borrower has requested, and the Banks are willing to grant (subject to the terms and conditions hereof), certain amendments to the Credit Agreement as set forth herein;

     NOW, THEREFORE, it is agreed:

     1. Section 3.03(d) of the Credit Agreement is hereby amended by (i) deleting the word "or" appearing at the end of sub-clause (ii) of the second parenthetical contained therein and inserting a comma in lieu thereof and (ii) inserting the following new sub-clause (iv) at the end of such second parenthetical:

         "or (iv) from the Qualified IPO".

     2. Section 3.03 of the Credit Agreement is hereby further amended by inserting the following new clause (h) at the end thereof:

         "(h) In addition to any other mandatory commitment reductions pursuant to Section 3.03, on each of December 31, 1999 and June 30, 2000 the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to $5,000,000, although no reduction pursuant to this clause (h) shall be required on any such date to the extent that the Borrower has consummated the Qualified IPO prior to December 31, 1999 (in case of the $5,000,000 reduction to occur on such date) or June 30, 2000 (in the case of the additional $5,000,000 reduction to occur on such date)".

     3. Section 7.01(e) of the Credit Agreement is hereby amended by deleting the words "and 8.08 through and including 8.11," appearing therein and inserting the words ", 8.08 and 8.09" in lieu thereof.

     4. The table appearing in Section 8.09(a) of the Credit Agreement is hereby deleted in its entirety and the following new table is inserted in lieu thereof:

        "Fiscal Quarter
         Ending Closest To                          Amount
         -----------------                          ------
         June 30, 1999                              $(2,500,000)

         September 30, 1999                         $  (500,000)

         December 31, 1999                          $ 1,500,000

         March 31, 2000                             $ 2,000,000

         June 30, 2000                              $ 2,500,000

         September 30, 2000                         $ 3,250,000

         December 31, 2000                          $ 4,250,000

         March 31, 2001                             $ 5,500,000

         June 30, 2001                              $ 6,000,000

         September 30, 2001                         $ 6,500,000

         December 31, 2001                          $ 6,500,000

         March 31, 2002                             $ 6,500,000

         June 30, 2002                              $ 7,000,000".


     5. Section 8.09(b) of the Credit Agreement is hereby deleted in its entirety and the following new Section 8.09(b) is inserted in lieu thereof:

         "(b) The Borrower will not permit Consolidated EBITDA for the period from April 4, 1999 to the last day of a fiscal quarter of the Borrower set forth below (in each case taken as one accounting period) to be less than the amount set forth opposite such fiscal quarter below:


        "Fiscal Quarter
         Ending Closest To                          Amount
         -----------------                          ------
         June 30, 1999                              $  750,000

         September 30, 1999                         $1,600,000

         December 31, 1999                          $2,400,000


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

         March 31, 2000                             $ 3,600,000

         June 30, 2000                              $ 5,000,000

         September 30, 2000                         $ 7,000,000

         December 31, 2000                          $ 9,200,000

         March 31, 2001                             $12,600,000

         June 30, 2001                              $16,000,000

         September 30, 2001                         $19,500,000

         December 31, 2001                          $23,100,000

         March 31, 2002                             $27,700,000

         June 30, 2002                              $33,100,000".

     6. The text of Section 8.10 of Credit Agreement is hereby deleted in its entirety and the following new text is inserted in lieu thereof:

         "[Intentionally omitted.]"

     7. The text of Section 8.11 of the Credit Agreement is hereby deleted in its entirety and the following new text is inserted in lieu thereof:

         "[Intentionally omitted.]"

     8. Section 8.12 of the Credit Agreement is hereby amended by inserting the following parenthetical at the end of clause (v) thereof:

         "(it being understood that if the Amended and Restated Stockholders Agreement is entered into, then in no event shall any provision of
         Section 5 of the Amended and Restated Stockholders Agreement be amended, modified or waived in any manner which would allow any action described therein to be taken without the consent of Bain Capital and its Related Parties)".

     9. From and after the earlier of (i) the time that the Amended and Restated Stockholders Agreement is entered into and (ii) the consummation of the Qualified IPO, the definition of "Change of Control Event" appearing in Section 10 of the Credit Agreement shall be hereby deleted in its entirety and the following new definition of "Change of Control Event" shall be inserted in lieu thereof:

          "Change of Control Event" shall mean (a) (i) prior to the Qualified IPO, (x) Bain Capital and its Related Parties shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic interest in the Borrower's capital stock, or (y) Bain Capital and its Related Parties shall cease to have the right to elect (and shall not have exercised their right to elect) at least one half of the Borrower's directors or (ii) from and after the Qualified IPO, (x) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on August 3, 1999), other than Bain Capital and its Related Parties, shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (y) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (z) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on August 3, 1999) either (x) shall have acquired a greater beneficial ownership interest or voting interest (in either case, on a fully diluted basis) in the Borrower's capital stock than that owned by Bain Capital and its Related Parties or (y) shall have the ability to designate a greater number of the directors of the Borrower than that designated by Bain Capital and its Related Parties or (b) a "change of control", "change of ownership" or similar event shall occur as provided in the Senior Note Indenture or in the Seller Preferred Stock.

     10. The definition of "Test Period" appearing in Section 10 of the Credit Agreement is hereby amended by deleting the text "Sections 8.02(p), 8.10 and 8.11," appearing in clause (i) thereof and inserting the text "Section 8.02(p)," in lieu thereof.

     11. Section 10 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

          "Amended and Restated Stockholders Agreement" shall mean the Amended and Restated Stockholders Agreement to be entered into by and among the Borrower and the various shareholders of the Borrower party thereto substantially in the form attached hereto.

          "Continuing Directors" shall mean the directors of the Borrower on August 3, 1999 and each other director if such director's nomination for the election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

          "Qualified IPO" shall mean the initial bona fide underwritten sale to the public of common stock of the Borrower pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Borrower or any of its Subsidiaries, as the case may be) that is declared effective by the SEC and such offering results in gross cash proceeds to the Borrower (exclusive of underwriter's discounts and commissions and other expenses) of at least $25,000,000.

     12. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below), both before and after giving effect to this

Amendment and (ii) there exists no Default or Event of Default on the Second Amendment Effective Date, both before and after giving effect to this Amendment.

     13. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other provision of any other Credit Document.

     14. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

     15. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

     16. This Amendment shall become effective as of the date first above written on the date (the "Second Amendment Effective Date") when the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (included by way of facsimile transmission) the same to the Agent at the Notice Office.

     17. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.


                                      ***

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.



                                    THERMA-WAVE, INC.



                                    By: /s/ Martin M. Schwartz
                                       ---------------------------
                                       Name: Martin M. Schwartz
                                       Title: President & CEO



                                    BANKERS TRUST COMPANY
                                       Individually and as Agent



                                    By: /s/ [Signature Illegible]
                                       ---------------------------
                                       Name:
                                       Title: Vice President



                                    FLEET BANK, N.A.



                                    By:
                                       ---------------------------
                                       Name:
                                       Title:




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